Exhibit 99.1

Blackstone Reports First Quarter 2022 Results

New York, April 21, 2022: Blackstone (NYSE:BX) today reported its first quarter 2022 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “The first quarter represented one of the best in Blackstone’s 36-year history despite an extremely challenging market backdrop. Our flagship strategies delivered significant outperformance for investors while our powerful platform expansion continued with $50 billion of inflows in the quarter. This translated once again to exceptional financial results for our shareholders.”

Blackstone issued a full detailed presentation of its first quarter 2022 results, which can be viewed at

www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $1.32 per share to record holders of common stock at the close of business on May 2, 2022. This dividend will be paid on May 9, 2022.

Quarterly Investor Call Details

Blackstone will host its first quarter 2022 investor conference via public webcast on April 21, 2022 at 9:00 a.m. ET.

To register, please use the following link:

https://event.webcasts.com/starthere.jsp?ei=1541131&tp_key=e885c96742. For those unable to listen to the live broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at

https://ir.blackstone.com/.

Blackstone 345 Park Avenue, New York, NY 10154 T 212 583 5000 www.blackstone.com

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-

term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $915 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity,

infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on

LinkedIn, Twitter, and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,”

“forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of the novel coronavirus (“COVID-19”), as well as those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and

Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s First

Quarter 2022 Earnings

APRIL 21, 2022

BLACKSTONE’S FIRST QUARTER 2022 GAAP RESULTS

▪	GAAP Net Income was $2.5 billion for the quarter and $11.5 billion over the last twelve months (“LTM”). GAAP Net Income Attributable to Blackstone Inc. was $1.2 billion for the quarter and $5.3 billion over the LTM.

($ in thousands, except per share data) (unaudited)	1Q’21	1Q’22	1Q’21 LTM	1Q’22 LTM
Revenues
Management and Advisory Fees, Net	$1,177,815	$1,475,936	$4,335,532	$5,468,828
Incentive Fees	36,124	104,489	162,624	322,356
Investment Income
Performance Allocations
Realized	534,367	1,766,386	2,472,837	6,885,471
Unrealized	2,464,497	1,293,050	5,533,185	7,503,799
Principal Investments
Realized	355,038	285,104	697,971	933,888
Unrealized	639,315	73,961	1,484,073	890,847
Total Investment Income	3,993,217	3,418,501	10,188,066	16,214,005
Interest and Dividend Revenue	31,412	54,485	121,559	183,716
Other	60,304	72,869	(331,018)	215,651
Total Revenues	$5,298,872	$5,126,280	$14,476,763	$22,404,556
Expenses
Compensation and Benefits
Compensation	542,638	656,505	1,921,714	2,275,840
Incentive Fee Compensation	13,325	41,019	51,228	125,806
Performance Allocations Compensation
Realized	213,027	717,601	983,834	2,816,567
Unrealized	1,049,969	472,284	2,292,831	3,200,363
Total Compensation and Benefits	1,818,959	1,887,409	5,249,607	8,418,576
General, Administrative and Other	185,122	240,674	739,338	973,399
Interest Expense	44,983	66,747	169,501	220,032
Fund Expenses	2,383	2,192	10,642	10,185
Total Expenses	$2,051,447	$2,197,022	$6,169,088	$9,622,192
Other Income (Loss)
Change in Tax Receivable Agreement Liability	2,910	761	(31,878)	(4,908)
Net Gains from Fund Investment Activities	120,353	50,876	478,269	392,147
Income Before Provision for Taxes	$3,370,688	$2,980,895	$8,754,066	$13,169,603
Provision (Benefit) for Taxes	(447)	483,281	514,270	1,668,129
Net Income	$3,371,135	$2,497,614	$8,239,796	$11,501,474
Net Income Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	629	5,052	2,200	10,163
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	386,850	216,375	1,249,044	1,454,831
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,235,784	1,059,313	3,128,825	4,710,081
Net Income Attributable to Blackstone Inc. (“BX”)	$1,747,872	$1,216,874	$3,859,727	$5,326,399
Net Income Per Share of Common Stock, Basic	$2.47	$1.66	$5.49	$7.34
Net Income Per Share of Common Stock, Diluted	$2.46	$1.66	$5.49	$7.33
Income Before Provision for Taxes Margin	63.6%	58.1%	60.5%	58.8%

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 34-36, Definitions and
Dividend Policy, for definitions of terms used throughout this presentation. See additional notes on page 32.	Blackstone | 1

BLACKSTONE’S FIRST QUARTER 2022 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $1.1 billion ($0.95/share) in the quarter, up 55% year-over-year

–  FRE was $4.5 billion over the LTM ($3.70/share)

▪   Distributable Earnings (“DE”) of $1.9 billion ($1.55/share) in the quarter, up 63% year-over-year

–  DE was $6.9 billion over the LTM ($5.36/share)

▪   Net Accrued Performance Revenues of $9.5 billion ($7.94/share), up 84% year-over-year

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $915.5 billion, up 41% year-over-year

–  Fee-Earning AUM of $677.9 billion, up 41% year-over-year

–  Perpetual Capital AUM of $338.2 billion, up 127% year-over-year

▪   Inflows of $49.9 billion in the quarter and $288.7 billion over the LTM

▪   Realizations of $23.2 billion in the quarter and $85.6 billion over the LTM

▪   Deployment of $22.8 billion in the quarter and $149.5 billion over the LTM

Capital Returned to Shareholders

▪   Dividend of $1.32 per common share payable on May 9, 2022

–  Dividends of $4.56 per common share over the LTM

▪   $1.7 billion to be distributed to shareholders with respect to the first quarter and $7.2 billion over the LTM through dividends and share repurchases

Notes on page 32.	Blackstone | 2

BLACKSTONE’S FIRST QUARTER 2022 SEGMENT EARNINGS

			% Change			% Change
($ in thousands, except per share data)	1Q’21	1Q’22	vs. 1Q’21	1Q’21 LTM	1Q’21 LTM	vs. 1Q’21 LTM
Management and Advisory Fees, Net	$1,178,205	$1,473,368	25%	$4,348,803	$5,462,405	26%
Fee Related Performance Revenues	169,168	558,065	230%	535,378	2,414,141	351%
Fee Related Compensation	(445,110)	(670,471)	51%	(1,595,416)	(2,573,371)	61%
Other Operating Expenses	(161,424)	(214,098)	33%	(645,756)	(846,351)	31%
Fee Related Earnings	$740,839	$1,146,864	55%	$2,643,009	$4,456,824	69%

Realized Performance Revenues	401,323	1,312,810	227%	2,100,083	4,794,599	128%
Realized Performance Compensation	(150,924)	(519,120)	244%	(793,969)	(1,925,766)	143%
Realized Principal Investment Income	298,156	157,095	(47)%	436,799	446,705	2%
Net Realizations	548,555	950,785	73%	1,742,913	3,315,538	90%
Total Segment Distributable Earnings	$1,289,394	$2,097,649	63%	$4,385,922	$7,772,362	77%

Net Interest and Dividend Income (Loss)	(12,928)	(12,117)	(6)%	(43,897)	(32,777)	(25)%
Taxes and Related Payables	(84,222)	(147,652)	75%	(365,296)	(823,112)	125%
Distributable Earnings	$1,192,244	$1,937,880	63%	$3,976,729	$6,916,473	74%

Additional Metrics:
FRE per Share	$0.62	$0.95	53%	$2.20	$3.70	68%
DE per Common Share	$0.96	$1.55	61%	$3.15	$5.36	70%
Total Segment Revenues	$2,046,852	$3,501,338	71%	$7,421,063	$13,117,850	77%
Total Assets Under Management	$648,803,007	$915,491,742	41%	$648,803,007	$915,491,742	41%
Fee-Earning Assets Under Management	$481,225,407	$677,943,302	41%	$481,225,407	$677,943,302	41%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 23, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 22, Shareholder Dividends) and end of period Participating Common Shares outstanding. LTM per Share amounts represent the sum of the last four quarters. See pages 30-31 for the Reconciliation of GAAP to Total Segment Measures.

Blackstone | 3

SUMMARY OF FINANCIALS

▪	LTM Fee Related Earnings of $3.70 per share, an increase of 68% year-over-year.

▪	LTM Total Segment Distributable Earnings were $7.8 billion, an increase of 77% year-over-year.

Fee Related Earnings per Share	Segment Distributable Earnings ($ in millions)

FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and

Fee Related Performance Revenues). If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the current and prior year LTM periods, LTM FRE would have been up 61% year-over-year and LTM Segment DE would have been up 72% year-over-year. See notes on page 32 for additional details.

Blackstone | 4

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Strong appreciation across strategies led to a 9% increase in Net Accrued Performance Revenues quarter-over- quarter to $9.5 billion ($7.94/share).

Investment Performance

(appreciation / gross returns)

	1Q’22	1Q’22 LTM
Real Estate
Opportunistic	10.3%	47.6%
Core+	7.9%	30.9%

Private Equity
Corporate Private Equity	2.8%	30.0%
Tactical Opportunities	1.8%	22.0%
Secondaries	8.5%	41.1%

Hedge Fund Solutions
BPS Composite	1.2%	6.9%

Credit & Insurance
Private Credit	1.7%	15.8%
Liquid Credit	(0.5)%	3.0%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Hedge Fund Solutions and Credit & Insurance. Secondaries appreciation is reported on a three-month lag from the fund financial reporting. Effective 3Q’21, the Secondaries fund financial reporting process was updated to generally report underlying fund investments on a same-quarter basis, if available. Previously such fund financial reporting was generally on a three-month lag. This update has permitted Secondaries appreciation to be reported on a more current basis. Secondaries appreciation is presented above as if the updated reporting process was in place for prior periods. Secondaries appreciation for 1Q’22 is not impacted by the reporting process change. Including the “catch up” from the reporting process change to reflect the economic and market activity of five quarters in 1Q’22 LTM,

Secondaries appreciation was 55.9% for 1Q’22 LTM. BPS Composite net returns were 1.0% and 5.9% for 1Q’22 and 1Q’22 LTM, respectively. Private Credit net returns were 0.8% and

10.6% for 1Q’22 and 1Q’22 LTM, respectively. Liquid Credit net returns were (0.6)% and 2.7% for 1Q’22 and 1Q’22 LTM, respectively. See notes on pages 32-33 for additional details on investment performance.

Blackstone | 5

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $49.9 billion in the quarter, bringing LTM inflows to $288.7 billion.

▪	Realizations were $23.2 billion in the quarter and $85.6 billion over the LTM.

▪	Deployed $22.8 billion in the quarter and $149.5 billion over the LTM.
–	Committed an additional $16.5 billion that was not yet deployed in the quarter.

	Inflows		Realizations		Capital Deployed

($ in millions)	1Q’22	1Q’22 LTM	1Q’22	1Q’22 LTM	1Q’22	1Q’22 LTM
Real Estate	$17,043	$83,720	$9,538	$27,074	$7,491	$47,153
Opportunistic	2,391	10,582	5,762	17,306	1,519	10,064
Core+	12,196	42,606	2,779	6,761	4,878	33,888
BREDS	2,457	30,532	997	3,008	1,094	3,201
Private Equity	9,234	55,260	7,726	36,249	7,513	49,920
Corporate Private Equity	2,505	12,605	4,133	18,178	3,005	20,705
Tactical Opportunities	1,422	9,156	875	6,983	1,991	7,044
Secondaries	2,834	24,298	2,400	10,248	2,288	12,369
Infrastructure	2,473	9,202	316	840	229	9,802
Hedge Fund Solutions	4,015	13,870	438	1,872	428	4,844

Credit & Insurance	19,583	135,892	5,534	20,382	7,352	47,574

Total Blackstone	$49,875	$288,743	$23,236	$85,577	$22,784	$149,490

Corporate Private Equity also includes Life Sciences and BTAS. Tactical Opportunities also includes Blackstone Growth.	Blackstone | 6

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $915.5 billion, up 41% year-over-year, with $49.9 billion of inflows in the quarter and $288.7 billion over the LTM.

▪	Fee-Earning AUM of $677.9 billion was up 41% year-over-year, with $45.4 billion of inflows in the quarter and $246.7 billion over the LTM.

▪	Perpetual Capital AUM reached $338.2 billion, up 127% year-over-year.
–	Fee-Earning Perpetual Capital AUM reached $294.6 billion, representing 43% of Fee-Earning AUM.

Total AUM ($ in billions)	Fee-Earning AUM ($ in billions)	Perpetual Capital AUM ($ in billions)

Blackstone | 7

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $481.3 billion at quarter end, up 50% year-over-year.

▪	Undrawn capital (“Total Dry Powder”) available for investment of $139.3 billion.

Invested Performance Eligible AUM	Total Dry Powder
($ in billions)	($ in billions)

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 8

Segment Highlights

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 52% to $298.2 billion with inflows of $17.0 billion in the quarter and $83.7 billion over the LTM.

–

Inflows during the quarter included $9.8 billion in BREIT, $1.9 billion across BPP, $1.1 billion in the third Asian opportunistic fund which commenced its investment period on March 4, and €469 million capital raised in BEPIF.

–	April 1 subscriptions of $2.5 billion in BREIT not yet included in Total AUM.

▪	Realizations: $9.5 billion in the quarter and $27.1 billion over the LTM; realizations include $4.3 billion of proceeds primarily from refinancings across the BREP U.S. logistics portfolio.

–	In the quarter, BREIT’s fee related performance revenue was amended to crystallize quarterly instead of annually.

▪	Capital Deployed: $7.5 billion in the quarter and $47.2 billion over the LTM.

–	Committed an additional $9.4 billion that was not yet deployed in the quarter; commitments include the privatization of a publicly traded U.S. REIT and a public Australian casino operator.

▪	Appreciation: Opportunistic funds and Core+ funds appreciated 10.3% and 7.9% for the quarter, and 47.6% and 30.9% over the LTM, respectively, driven by strong performance in global logistics, residential and life sciences portfolios.

			% Change			% Change
($ in thousands)	1Q’21	1Q’22	vs. 1Q’21	1Q’21 LTM	1Q’22 LTM	vs. 1Q’21 LTM
Management Fees, Net	$451,582	$619,711	37%	$1,704,149	$2,220,437	30%
Fee Related Performance Revenues	155,392	491,517	216%	489,002	2,031,144	315%
Fee Related Compensation	(188,492)	(344,842)	83%	(686,301)	(1,317,699)	92%
Other Operating Expenses	(44,362)	(66,003)	49%	(187,018)	(256,146)	37%
Fee Related Earnings	$374,120	$700,383	87%	$1,319,832	$2,677,736	103%

Realized Performance Revenues	88,638	802,916	806%	832,686	1,833,890	120%
Realized Performance Compensation	(22,762)	(290,031)	n/m	(322,068)	(710,489)	121%
Realized Principal Investment Income	100,820	53,975	(46)%	118,284	150,024	27%
Net Realizations	166,696	566,860	240%	628,902	1,273,425	102%
Segment Distributable Earnings	$540,816	$1,267,243	134%	$1,948,734	$3,951,161	103%

Segment Revenues	$796,432	$1,968,119	147%	$3,144,121	$6,235,495	98%
Total AUM	$196,277,032	$298,196,783	52%	$196,277,032	$298,196,783	52%
Fee-Earning AUM	$155,851,794	$240,621,453	54%	$155,851,794	$240,621,453	54%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 27% to $268.0 billion with inflows of $9.2 billion in the quarter and $55.3 billion over the LTM.

–	Inflows in the quarter included $2.5 billion in Blackstone Infrastructure Partners and $749 million for the ninth Secondaries fund.

▪	Realizations: $7.7 billion in the quarter and $36.2 billion over the LTM; realizations in the quarter included proceeds from IntraFi, Apria, and other private and public sales.

▪	Capital Deployed: $7.5 billion in the quarter and $49.9 billion over the LTM, including investments in Renaissance Learning, Interplex, and ASK Investment Management during the quarter.

–	Committed an additional $2.0 billion that was not yet deployed in the quarter.

▪	Appreciation: Corporate Private Equity appreciated 2.8% in the quarter and 30.0% over the LTM.

–	Tactical Opportunities appreciated 1.8% in the quarter and 22.0% over the LTM; Secondaries appreciated 8.5% in the quarter and 41.1% over the LTM.

			% Change			% Change
($ in thousands)	1Q’21	1Q’22	vs. 1Q’21	1Q’21 LTM	1Q’22 LTM	vs. 1Q’21 LTM
Management and Advisory Fees, Net	$406,448	$406,988	0%	$1,410,116	$1,663,471	18%
Fee Related Performance Revenues	—	(648)	n/m	—	211,480	n/m
Fee Related Compensation	(140,597)	(151,050)	7%	(485,767)	(673,277)	39%
Other Operating Expenses	(51,055)	(67,744)	33%	(205,267)	(281,157)	37%
Fee Related Earnings	$214,796	$187,546	(13)%	$719,082	$920,517	28%

Realized Performance Revenues	255,845	450,238	76%	1,021,262	2,457,492	141%
Realized Performance Compensation	(111,209)	(206,703)	86%	(423,515)	(1,038,693)	145%
Realized Principal Investment Income	115,403	65,438	(43)%	177,145	213,403	20%
Net Realizations	260,039	308,973	19%	774,892	1,632,202	111%
Segment Distributable Earnings	$474,835	$496,519	5%	$1,493,974	$2,552,719	71%

Segment Revenues	$777,696	$922,016	19%	$2,608,523	$4,545,846	74%
Total AUM	$211,801,085	$267,956,351	27%	$211,801,085	$267,956,351	27%
Fee-Earning AUM	$131,903,347	$160,946,196	22%	$131,903,347	$160,946,196	22%

See note on page 5 for additional details on Secondaries appreciation.	Blackstone | 11

HEDGE FUND SOLUTIONS

▪	Total AUM: Record $82.9 billion with inflows of $4.0 billion in the quarter and $13.9 billion over the LTM.

–	Increase driven by fundraising activities as well as market appreciation of $754 million in the quarter and $4.8 billion over the LTM.

–	April 1 subscriptions of $226 million not yet included in Total AUM.

▪	Returns: BPS Composite gross return of 1.2% in the quarter (1.0% net).

–	Gross returns of 6.9% over the LTM (5.9% net), with significantly less volatility than the broader markets, compared to 0.9% return for the HFRX Global Hedge Fund Index.

			% Change			% Change
($ in thousands)	1Q’21	1Q’22	vs. 1Q’21	1Q’21 LTM	1Q’22 LTM	vs. 1Q’21 LTM
Management Fees, Net	$154,821	$146,446	(5)%	$602,528	$639,508	6%
Fee Related Compensation	(38,850)	(47,235)	22%	(154,372)	(164,900)	7%
Other Operating Expenses	(19,172)	(23,184)	21%	(80,263)	(98,804)	23%
Fee Related Earnings	$96,799	$76,027	(21)%	$367,893	$375,804	2%

Realized Performance Revenues	31,573	28,913	(8)%	209,595	288,320	38%
Realized Performance Compensation	(6,908)	(9,000)	30%	(37,187)	(78,793)	112%
Realized Principal Investment Income	35,550	14,901	(58)%	90,269	36,084	(60)%
Net Realizations	60,215	34,814	(42)%	262,677	245,611	(6)%
Segment Distributable Earnings	$157,014	$110,841	(29)%	$630,570	$621,415	(1)%

Segment Revenues	$221,944	$190,260	(14)%	$902,392	$963,912	7%
Total AUM	$81,819,220	$82,896,827	1%	$81,819,220	$82,896,827	1%
Fee-Earning AUM	$76,614,206	$75,685,828	(1)%	$76,614,206	$75,685,828	(1)%

Blackstone | 12

CREDIT & INSURANCE

▪	Total AUM: Increased 68% to $266.4 billion with inflows of $19.6 billion in the quarter and $135.9 billion over the LTM.

–	Inflows during the quarter included $5.2 billion of equity raised for BCRED and $3.7 billion for Direct Lending SMAs.

–	April 1 subscriptions of $1.6 billion for BCRED not yet included in Total AUM.

–	Closed 3 new CLOs (2 U.S. and 1 European) for $2.3 billion and closed 3 CLO refinancings and resets (2 U.S. and 1 European) for $1.6 billion.

▪	Realizations: $5.5 billion in the quarter and $20.4 billion over the LTM.

▪	Capital Deployed: $7.4 billion in the quarter, driven by $5.1 billion in Direct Lending, and $47.6 billion over the LTM; committed an additional $5.1 billion that was not yet deployed in the quarter.

▪	Returns: Private Credit gross return of 1.7% (0.8% net) and Liquid Credit gross return of (0.5)% ((0.6)% net) for the quarter.

			% Change			% Change
($ in thousands)	1Q’21	1Q’22	vs. 1Q’21	1Q’21 LTM	1Q’22 LTM	vs. 1Q’21 LTM
Management Fees, Net	$165,354	$300,223	82%	$632,010	$938,989	49%
Fee Related Performance Revenues	13,776	67,196	388%	46,376	171,517	270%
Fee Related Compensation	(77,171)	(127,344)	65%	(268,976)	(417,495)	55%
Other Operating Expenses	(46,835)	(57,167)	22%	(173,208)	(210,244)	21%
Fee Related Earnings	$55,124	$182,908	232%	$236,202	$482,767	104%

Realized Performance Revenues	25,267	30,743	22%	36,540	214,897	488%
Realized Performance Compensation	(10,045)	(13,386)	33%	(11,199)	(97,791)	773%
Realized Principal Investment Income	46,383	22,781	(51)%	51,101	47,194	(8)%
Net Realizations	61,605	40,138	(35)%	76,442	164,300	115%
Segment Distributable Earnings	$116,729	$223,046	91%	$312,644	$647,067	107%

Segment Revenues	$250,780	$420,943	68%	$766,027	$1,372,597	79%
Total AUM	$158,905,670	$266,441,781	68%	$158,905,670	$266,441,781	68%
Fee-Earning AUM	$116,856,060	$200,689,825	72%	$116,856,060	$200,689,825	72%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21 LTM	1Q’22 LTM

Base Management Fees	$1,117,290	$1,140,051	$1,207,866	$1,354,068	$1,439,149	$4,178,948	$5,141,134

Transaction, Advisory and Other Fees, Net	78,640	78,125	114,784	120,389	64,009	235,850	377,307

Management Fee Offsets	(17,725)	(5,434)	(2,575)	(18,237)	(29,790)	(65,995)	(56,036)

Total Management and Advisory Fees, Net	1,178,205	1,212,742	1,320,075	1,456,220	1,473,368	4,348,803	5,462,405

Fee Related Performance Revenues	169,168	48,889	73,313	1,733,874	558,065	535,378	2,414,141

Fee Related Compensation	(445,110)	(375,385)	(419,481)	(1,108,034)	(670,471)	(1,595,416)	(2,573,371)

Other Operating Expenses	(161,424)	(182,178)	(194,942)	(255,133)	(214,098)	(645,756)	(846,351)

Fee Related Earnings	$740,839	$704,068	$778,965	$1,826,927	$1,146,864	$2,643,009	$4,456,824

Realized Performance Revenues	401,323	792,938	1,497,477	1,191,374	1,312,810	2,100,083	4,794,599

Realized Performance Compensation	(150,924)	(338,271)	(619,074)	(449,301)	(519,120)	(793,969)	(1,925,766)

Realized Principal Investment Income	298,156	63,132	151,010	75,468	157,095	436,799	446,705

Total Net Realizations	548,555	517,799	1,029,413	817,541	950,785	1,742,913	3,315,538

Total Segment Distributable Earnings	$1,289,394	$1,221,867	$1,808,378	$2,644,468	$2,097,649	$4,385,922	$7,772,362

Net Interest and Dividend Income (Loss)	(12,928)	(11,201)	(16,238)	6,779	(12,117)	(43,897)	(32,777)

Taxes and Related Payables	(84,222)	(140,673)	(156,867)	(377,920)	(147,652)	(365,296)	(823,112)

Distributable Earnings	$1,192,244	$1,069,993	$1,635,273	$2,273,327	$1,937,880	$3,976,729	$6,916,473

Additional Metrics:

Total Segment Revenues	$2,046,852	$2,117,701	$3,041,875	$4,456,936	$3,501,338	$7,421,063	$13,117,850

Total Assets Under Management	$648,803,007	$684,028,712	$730,662,712	$880,901,720	$915,491,742	$648,803,007	$915,491,742

Fee-Earning Assets Under Management	$481,225,407	$498,932,526	$528,412,550	$649,969,058	$677,943,302	$481,225,407	$677,943,302

Blackstone | 15

ASSETS UNDER MANAGEMENT – ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended March 31, 2022					Twelve Months Ended March 31, 2022

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$279,474	$261,471	$81,334	$258,622	$880,902	$196,277	$211,801	$81,819	$158,906	$648,803
Inflows	17,043	9,234	4,015	19,583	49,875	83,720	55,260	13,870	135,892	288,743
Outflows	(2,296)	(1,420)	(2,768)	(3,520)	(10,004)	(5,632)	(3,639)	(15,708)	(11,140)	(36,119)
Net Flows	14,748	7,813	1,247	16,063	39,871	78,087	51,622	(1,837)	124,752	252,624
Realizations	(9,538)	(7,726)	(438)	(5,534)	(23,236)	(27,074)	(36,249)	(1,872)	(20,382)	(85,577)
Market Activity	13,513	6,398	754	(2,710)	17,955	50,907	40,782	4,787	3,166	99,642
Ending Balance	$298,197	$267,956	$82,897	$266,442	$915,492	$298,197	$267,956	$82,897	$266,442	$915,492
% Change	7%	2%	2%	3%	4%	52%	27%	1%	68%	41%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended March 31, 2022					Twelve Months Ended March 31, 2022

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$221,477	$156,557	$74,035	$197,901	$649,969	$155,852	$131,903	$76,614	$116,856	$481,225
Inflows	22,791	5,450	4,170	12,949	45,360	87,282	38,508	12,820	108,074	246,685
Outflows	(4,290)	(873)	(2,582)	(3,072)	(10,817)	(6,539)	(3,958)	(15,940)	(9,904)	(36,342)
Net Flows	18,501	4,577	1,588	9,877	34,543	80,743	34,550	(3,120)	98,170	210,343
Realizations	(5,292)	(2,688)	(363)	(3,496)	(11,839)	(17,647)	(12,805)	(1,743)	(13,024)	(45,220)
Market Activity	5,935	2,500	426	(3,592)	5,270	21,674	7,298	3,935	(1,312)	31,595
Ending Balance	$240,621	$160,946	$75,686	$200,690	$677,943	$240,621	$160,946	$75,686	$200,690	$677,943
% Change	9%	3%	2%	1%	4%	54%	22%	(1)%	72%	41%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments).

Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.

Total AUM Market Activity for the LTM period includes an adjustment for a change in methodology, see additional notes on page 33.

Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At March 31, 2022, Blackstone had $8.8 billion in total cash, cash equivalents, corporate treasury, and other investments and $20.6 billion of cash and net investments, or $17.15 per share.

▪	Blackstone has a $2.3 billion undrawn credit revolver and maintains A+/A+ ratings.

($ in millions)	1Q’22

Cash and Cash Equivalents	$3,869

Corporate Treasury and Other Investments	4,958

GP/Fund Investments	2,235

Net Accrued Performance Revenues	9,546

Cash and Net Investments	$20,608

Outstanding Debt (at par)	9,060

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$2.3B

credit revolver with

November 2025 maturity

$8.8B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $3.5 billion as of March 31, 2022, which was comprised of

$1.1 billion of liquid investments and $2.4 billion of illiquid investments. See notes on pages 29 and 33 for additional details on non-GAAP balance sheet measures.

Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	1Q’21	4Q’21	1Q’22	1Q’22
				Per Share
Real Estate
BREP IV	$18	$22	$6	$0.01
BREP V	18	36	1	0.00
BREP VI	39	33	38	0.03
BREP VII	253	481	527	0.44
BREP VIII	519	962	990	0.82
BREP IX	198	901	1,139	0.95
BREP Europe IV	92	89	93	0.08
BREP Europe V	244	521	548	0.46
BREP Europe VI	-	253	301	0.25
BREP Asia I	179	126	126	0.10
BREP Asia II	78	162	189	0.16
BPP	189	505	734	0.61
BREIT	82	-	-	-
BEPIF	-	2	6	0.00
BREDS	31	46	37	0.03
BTAS	1	57	83	0.07
Real Estate	$1,941	$4,197	$4,817	$4.01
Private Equity
BCP IV	9	8	8	$0.01
BCP V	37	45	-	-
BCP VI	746	469	475	0.40
BCP VII	987	1,313	1,257	1.05
BCP VIII	41	275	315	0.26
BCP Asia I	105	380	330	0.27
BEP I	52	27	27	0.02
BEP III	34	68	93	0.08
BCEP	147	214	222	0.19
Tactical Opportunities	320	382	378	0.31
Growth	39	36	12	0.01
Secondaries	157	489	570	0.47
Infrastructure	43	-	106	0.09
Life Sciences	19	21	22	0.02
BTAS/Other	93	211	255	0.21
Private Equity	$2,831	$3,939	$4,070	$3.39

Hedge Fund Solutions	$214	$280	$342	$0.28

Credit & Insurance	$216	$323	$318	$0.26

Net Accrued Performance Revenues	$5,202	$8,738	$9,546	$7.94

  1Q’22 QoQ Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	4Q’21	Revenues	Distributions	1Q’22

Real Estate	$4,197	$1,417	$(796)	$4,817

Private Equity	3,939	374	(243)	4,070

HFS	280	88	(26)	342

Credit & Insurance	323	51	(56)	318

Total	$8,738	$1,930	$(1,121)	$9,546

QoQ Change				9%

  1Q’22 LTM Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	1Q’21	Revenues	Distributions	1Q’22

Real Estate	$1,941	$5,198	$(2,322)	$4,817

Private Equity	2,831	2,777	(1,539)	4,070

HFS	214	354	(226)	342

Credit & Insurance	216	316	(214)	318

Total	$5,202	$8,645	$(4,301)	$9,546

YoY Change				84%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per

Share calculations are based on end of period DE Shares Outstanding (see page 23, Share Summary).

Blackstone | 18

INVESTMENT RECORDS AS OF MARCH 31, 2022(a)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP	$140,714	$-	$-	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	-	-	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	-	-	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	-	-	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	-	23,471	n/a	4,640,501	1.7x	4,663,972	1.7x	12%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	-	8,546	n/a	13,444,906	2.3x	13,453,452	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,444	550,452	408,815	2.2x	27,407,685	2.5x	27,816,500	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,501,376	1,513,361	7,589,097	1.7x	23,864,256	2.1x	31,453,353	2.0x	22%	15%
BREP VIII (Apr 2015 / Jun 2019)	16,591,084	2,281,492	17,009,035	1.8x	19,609,674	2.5x	36,618,709	2.1x	29%	19%
*BREP IX (Jun 2019 / Dec 2024)	21,321,251	9,461,862	22,133,179	1.9x	6,024,086	2.1x	28,157,265	1.9x	66%	47%
Total Global BREP	$73,454,736	$13,807,167	$47,172,143	1.8x	$102,526,026	2.3x	$149,698,169	2.1x	18%	17%
BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€-	€-	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	-	-	n/a	2,583,032	1.8x	2,583,032	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,167	421,732	280,829	0.5x	5,792,215	2.4x	6,073,044	2.0x	19%	14%
BREP Europe IV (Sep 2013 / Dec 2016)	6,673,049	1,378,153	1,883,356	1.3x	9,699,087	2.0x	11,582,443	1.8x	20%	14%
BREP Europe V (Dec 2016 / Oct 2019)	7,965,079	1,338,957	10,018,509	1.7x	2,336,451	2.7x	12,354,960	1.8x	39%	15%
*BREP Europe VI (Oct 2019 / Apr 2025)	9,901,655	5,670,276	6,911,549	1.6x	471,010	2.0x	7,382,559	1.7x	60%	32%
Total BREP Europe	€30,198,870	€8,809,118	€19,094,243	1.6x	€22,254,965	2.1x	€41,349,208	1.8x	16%	13%
BREP Asia I (Jun 2013 / Dec 2017)	$4,261,983	$917,144	$2,435,276	1.5x	$6,206,034	2.1x	$8,641,310	1.9x	20%	13%
BREP Asia II (Dec 2017 / Mar 2022)	7,338,909	2,007,555	7,252,702	1.4x	761,817	1.8x	8,014,519	1.4x	42%	13%
*BREP Asia III (Mar 2022 / Sep 2027)	7,502,256	7,502,256	-	n/a	-	n/a	-	n/a	n/a	n/a
BREP Co-Investment (f)	7,131,383	37,934	973,293	2.3x	15,029,656	2.2x	16,002,949	2.2x	16%	16%
Total BREP	$135,148,753	$34,021,106	$79,856,621	1.7x	$152,235,747	2.2x	$232,092,368	2.0x	17%	16%
*BREDS High-Yield (Various) (g)	19,986,312	5,702,368	5,721,393	1.1x	15,438,412	1.3x	21,159,805	1.2x	11%	10%

Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$-	$-	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	-	-	n/a	3,256,819	2.5x	3,256,819	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	-	-	n/a	9,184,688	2.3x	9,184,688	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	15,928	n/a	2,953,649	1.4x	2,969,577	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	169,884	127,159	1.3x	21,479,599	2.9x	21,606,758	2.8x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	110,390	7.5x	38,427,169	1.9x	38,537,559	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,202,513	1,378,295	7,754,859	1.8x	23,846,668	2.3x	31,601,527	2.1x	17%	13%
BCP VII (May 2016 / Feb 2020)	18,852,880	1,931,935	25,281,125	1.9x	10,049,608	2.4x	35,330,733	2.0x	35%	19%
*BCP VIII (Feb 2020 / Feb 2026)	25,424,279	17,027,500	12,308,856	1.5x	514,942	2.9x	12,823,798	1.5x	125%	45%
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	705,759	1.5x	3,869,928	2.0x	4,575,687	1.9x	15%	12%
Energy II (Feb 2015 / Feb 2020)	4,933,284	1,030,529	4,954,452	1.6x	1,588,019	1.1x	6,542,471	1.4x	2%	7%
*Energy III (Feb 2020 / Feb 2026)	4,329,863	3,067,781	2,117,059	1.9x	320,742	2.7x	2,437,801	2.0x	113%	57%
BCP Asia I (Dec 2017 / Sep 2021)	2,452,754	869,042	4,636,769	3.0x	995,878	4.9x	5,632,647	3.2x	115%	61%
*BCP Asia II (Sep 2021 / Sep 2027)	6,554,832	6,529,852	9,373	n/a	-	n/a	9,373	n/a	n/a	n/a
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,764,447	1,149,384	8,022,079	2.1x	2,020,771	3.6x	10,042,850	2.3x	52%	26%
*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,191,582	6,750,467	1,493,095	1.1x	-	n/a	1,493,095	1.1x	n/a	n/m
Total Corporate Private Equity	$129,255,219	$41,138,995	$67,536,903	1.8x	$120,250,218	2.2x	$187,787,121	2.0x	16%	16%

Notes on page 21. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF MARCH 31, 2022(a) – (CONT’D)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Private Equity (continued)
Tactical Opportunities
*Tactical Opportunities (Various)	$22,736,825	$6,769,836	$14,405,782	1.4x	$18,216,793	1.9x	$32,622,575	1.6x	18%	13%
*Tactical Opportunities Co-Investment and Other (Various)	14,348,123	5,975,749	5,852,894	1.8x	6,734,373	1.6x	12,587,267	1.7x	19%	19%
Total Tactical Opportunities	$37,084,948	$12,745,585	$20,258,676	1.5x	$24,951,166	1.8x	$45,209,842	1.6x	19%	14%
*Growth (Jul 2020 / Jul 2025)	5,046,626	1,914,667	3,472,702	1.1x	337,102	3.2x	3,809,804	1.2x	n/m	17%
Strategic Partners (Secondaries)
Strategic Partners I-V (Various) (i)	11,447,898	842,769	460,940	n/a	16,871,169	n/a	17,332,109	1.7x	n/a	13%
Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,750	1,451,461	1,236,940	n/a	3,941,301	n/a	5,178,241	1.7x	n/a	15%
Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,871,515	5,544,959	n/a	5,089,030	n/a	10,633,989	2.1x	n/a	23%
Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	493,169	999,444	n/a	968,153	n/a	1,967,597	1.5x	n/a	15%
Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	5,085,423	10,069,319	n/a	3,956,714	n/a	14,026,033	1.9x	n/a	57%
*Strategic Partners Real Estate, SMA and Other (Various) (i)	7,878,498	2,346,047	3,389,313	n/a	2,875,142	n/a	6,264,455	1.6x	n/a	20%
*Strategic Partners Infra III (Jun 2020 / Jul 2024) (i)	3,250,100	2,084,092	565,067	n/a	124,956	n/a	690,023	1.6x	n/a	67%
*Strategic Partners IX (Oct 2021 / Jul 2026) (i)	13,536,771	10,111,164	2,502,428	n/a	-	n/a	2,502,428	1.3x	n/a	n/m
Total Strategic Partners (Secondaries)	$60,479,394	$24,285,640	$24,768,410	n/a	$33,826,465	n/a	$58,594,875	1.8x	n/a	16%
Life Sciences
Clarus IV (Jan 2018 / Jan 2020)	910,000	13,755	815,050	1.5x	232,776	1.9x	1,047,826	1.6x	25%	15%
*BXLS V (Jan 2020 / Jan 2025)	4,775,203	1,952,326	1,137,803	1.2x	-	n/a	1,137,803	1.2x	n/a	(2)%

Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$20,241	1.6x	$4,785,527	1.6x	$4,805,768	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	1,007,436	436,872	0.5x	6,338,457	1.6x	6,775,329	1.4x	n/a	10%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	915,252	4,321,060	1.1x	5,013,903	1.6x	9,334,963	1.3x	n/a	11%
*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	3,904,772	1,248,665	1.0x	31,378	n/m	1,280,043	1.1x	n/a	11%
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	76,000	-	n/a	5,776,181	1.3x	5,776,181	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	430,963	0.5x	5,213,790	1.2x	5,644,753	1.1x	n/a	2%
*Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	3,477,014	2,066,718	0.9x	2,382,486	1.4x	4,449,204	1.1x	n/a	8%
Energy I (Nov 2015 / Nov 2018)	2,856,867	1,057,174	959,388	1.0x	2,307,898	1.6x	3,267,286	1.4x	n/a	9%
*Energy II (Feb 2019 / Feb 2024)	3,616,081	2,193,068	1,672,130	1.2x	745,850	1.5x	2,417,980	1.3x	n/a	27%
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€341,823	€1,002,526	0.9x	€2,262,946	1.4x	€3,265,472	1.2x	n/a	5%
*European Senior Debt II (Jun 2019 / Jun 2024)	€4,088,344	€2,037,066	€3,203,147	1.0x	€1,009,298	1.4x	€4,212,445	1.1x	n/a	16%
Total Credit Drawdown Funds (j)	$46,889,033	$15,922,149	$15,835,479	1.0x	$36,351,249	1.4x	$52,186,728	1.3x	n/a	10%

Selected Perpetual Capital Strategies(k)

($ in thousands, except where noted)	Investment	Total	Total Net
Strategy (Inception Year)	Strategy	AUM	Return (l)
Real Estate
BPP - Blackstone Property Partners (2013) (m)	Core+ Real Estate	$66,264,521	13%
BREIT - Blackstone Real Estate Income Trust (2017) (n)	Core+ Real Estate	63,312,062	13%
BXMT - Blackstone Mortgage Trust (2013) (o)	Real Estate Debt	7,982,810	11%
Private Equity
BIP - Blackstone Infrastructure Partners (2019) (p)	Infrastructure	23,363,335	25%
Hedge Fund Solutions
BSCH - Blackstone Strategic Capital Holdings (2014) (q)	GP Stakes	10,641,112	18%
Credit
BXSL - Blackstone Secured Lending Fund (2018) (r)	U.S. Direct Lending	10,708,046	10%
BCRED - Blackstone Private Credit Fund (2021) (s)	U.S. Direct Lending	44,569,626	11%

Notes on page 21. BXLS – Blackstone Life Sciences. * Represents funds that are currently in their investment period.	Blackstone | 20

INVESTMENT RECORDS AS OF MARCH 31, 2022 – NOTES

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc.

n/m	Not meaningful generally due to the limited time since initial investment.

n/a	Not applicable.

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to March 31, 2022 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(i)

Realizations are treated as return of capital until fully recovered and therefore unrealized and realized MOICs are not applicable. Returns are calculated from results that are reported on a three-month lag from Strategic Partners’ fund financial statements and therefore do not include the impact of economic and market activities in the current quarter. Effective 1Q’22, Strategic Partners I-V Committed Capital, Available Capital, Unrealized Investment Value, Realized Investment Value and Total Investment Value were updated to exclude funds not managed by Strategic Partners.

(j)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(k)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) most perpetual capital assets managed for insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

(l)

Unless otherwise indicated, Total Net Return represents the annualized inception to March 31, 2022 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(m)	BPP includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of March 31, 2022, these vehicles represented $3.3 billion of Total AUM.

(n)

The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. These returns are not representative of the returns experienced by any particular investor or share class. Total Net Returns are presented on an annualized basis and are from January 1, 2017.

(o)

The BXMT return reflects annualized market return of a shareholder invested in BXMT since inception through March 31, 2022, assuming reinvestment of all dividends received during the period. Return incorporates the closing NYSE stock price as of March 31, 2022. Total Net Return is from May 22, 2013.

(p)	Including co-investment vehicles that do not pay fees, BIP Total AUM is $27.3 billion.

(q)

BSCH represents the aggregate Total AUM and Total Net Return of BSCH I and BSCH II funds that invest as part of the GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment vehicles that do not pay fees, BSCH Total AUM is $11.5 billion.

(r)

The BXSL Total AUM and Total Net Return are presented as of December 31, 2021. BXSL Total Net Return reflects the change in NAV per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net Returns are presented on an annualized basis and are from November 20, 2018.

(s)

The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. These returns are not representative of the returns experienced by any particular investor or share class. Total Net Returns are presented on an annualized basis and are from January 7, 2021. Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of March 31, 2022 was $17.9 billion.

Blackstone | 21

SHAREHOLDER DIVIDENDS

▪	Generated $1.55 of Distributable Earnings per common share during the quarter, bringing the LTM amount to $5.36 per common share.

▪	Blackstone declared a quarterly dividend of $1.32 per common share to record holders as of May 2, 2022; payable on May 9, 2022.

						% Change			% Change
($ in thousands, except per share data)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	vs. 1Q’21	1Q’21 LTM	1Q’22 LTM	vs. 1Q’21 LTM

Distributable Earnings	$1,192,244	$1,069,993	$1,635,273	$2,273,327	$1,937,880	63%	$3,976,729	$6,916,473	74%
Add: Other Payables Attributable to Common Shareholders	61,249	120,336	133,841	352,514	115,166	88%	285,166	721,856	153%

DE before Certain Payables	1,253,493	1,190,329	1,769,114	2,625,841	2,053,046	64%	4,261,895	7,638,329	79%

Percent to Common Shareholders	59%	60%	60%	61%	61%		59%	61%
DE before Certain Payables Attributable to Common Shareholders	741,662	710,081	1,059,142	1,601,199	1,254,703	69%	2,500,139	4,625,125	85%
Less: Other Payables Attributable to Common Shareholders	(61,249)	(120,336)	(133,841)	(352,514)	(115,166)	88%	(285,166)	(721,856)	153%

DE Attributable to Common Shareholders	680,413	589,745	925,301	1,248,685	1,139,537	67%	2,214,973	3,903,269	76%

DE per Common Share	$0.96	$0.82	$1.28	$1.71	$1.55	61%	$3.15	$5.36	70%

Less: Retained Capital per Common Share	$(0.14)	$(0.12)	$(0.19)	$(0.26)	$(0.23)	64%	$(0.46)	$(0.80)	74%

Actual Dividend per Common Share	$0.82	$0.70	$1.09	$1.45	$1.32	61%	$2.69	$4.56	70%

Record Date					May 2, 2022

Payable Date					May 9, 2022

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 34-36, Definitions and Dividend Policy. See additional notes on page 33.	Blackstone | 22

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1.202 billion shares.

–	Repurchased 10.3 million common shares over the LTM.

–	Available authorization remaining was $1.5 billion at March 31, 2022.

	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22

Participating Common Shares	711,065,543	720,474,539	721,369,398	732,037,197	734,543,862

Participating Partnership Units	490,716,529	487,276,882	483,553,949	468,446,388	467,375,889

Distributable Earnings Shares Outstanding	1,201,782,072	1,207,751,421	1,204,923,347	1,200,483,585	1,201,919,751

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 23

Reconciliations and Disclosures

Blackstone | 24

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					LTM

($ in thousands)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21	1Q’22

Net Income Attributable to Blackstone Inc.	$1,747,872	$1,309,152	$1,401,895	$1,398,478	$1,216,874	$3,859,727	$5,326,399

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,235,784	1,116,193	1,315,641	1,218,934	1,059,313	3,128,825	4,710,081

Net Income Attributable to Non-Controlling Interests in Consolidated Entities	386,850	431,516	486,907	320,033	216,375	1,249,044	1,454,831

Net Income Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	629	637	1,550	2,924	5,052	2,200	10,163

Net Income	$3,371,135	$2,857,498	$3,205,993	$2,940,369	$2,497,614	$8,239,796	$11,501,474

Provision (Benefit) for Taxes	(447)	288,250	458,904	437,694	483,281	514,270	1,668,129

Income Before Provision for Taxes	$3,370,688	$3,145,748	$3,664,897	$3,378,063	$2,980,895	$8,754,066	$13,169,603

Transaction-Related Charges (a)	27,888	35,533	59,193	21,424	25,333	221,623	141,483

Amortization of Intangibles (b)	17,124	17,044	17,044	17,044	17,044	66,625	68,176

Impact of Consolidation (c)	(387,479)	(432,153)	(488,457)	(322,957)	(221,427)	(1,251,244)	(1,464,994)

Unrealized Performance Revenues (d)	(2,464,497)	(2,697,170)	(2,724,366)	(789,213)	(1,293,050)	(5,533,185)	(7,503,799)

Unrealized Performance Allocations Compensation (e)	1,049,969	1,150,219	1,193,853	384,007	472,284	2,292,831	3,200,363

Unrealized Principal Investment (Income) Loss (f)	(423,934)	(104,658)	2,343	(153,518)	(26,758)	(938,802)	(282,591)

Other Revenues (g)	(60,273)	(27,870)	(64,109)	(50,633)	(72,819)	331,571	(215,431)

Equity-Based Compensation (h)	144,272	121,422	129,254	164,589	201,545	390,567	616,810

Administrative Fee Adjustment (i)	2,708	2,551	2,488	2,441	2,485	7,973	9,965

Taxes and Related Payables (j)	(84,222)	(140,673)	(156,867)	(377,920)	(147,652)	(365,296)	(823,112)

Distributable Earnings	$1,192,244	$1,069,993	$1,635,273	$2,273,327	$1,937,880	$3,976,729	$6,916,473

Taxes and Related Payables (j)	84,222	140,673	156,867	377,920	147,652	365,296	823,112

Net Interest and Dividend (Income) Loss (k)	12,928	11,201	16,238	(6,779)	12,117	43,897	32,777

Total Segment Distributable Earnings	$1,289,394	$1,221,867	$1,808,378	$2,644,468	$2,097,649	$4,385,922	$7,772,362

Realized Performance Revenues (l)	(401,323)	(792,938)	(1,497,477)	(1,191,374)	(1,312,810)	(2,100,083)	(4,794,599)

Realized Performance Compensation (m)	150,924	338,271	619,074	449,301	519,120	793,969	1,925,766

Realized Principal Investment Income (n)	(298,156)	(63,132)	(151,010)	(75,468)	(157,095)	(436,799)	(446,705)

Fee Related Earnings	$740,839	$704,068	$778,965	$1,826,927	$1,146,864	$2,643,009	$4,456,824

Adjusted EBITDA Reconciliation

Distributable Earnings	$1,192,244	$1,069,993	$1,635,273	$2,273,327	$1,937,880	$3,976,729	$6,916,473

Interest Expense (o)	44,340	44,132	51,773	56,387	66,602	167,822	218,894

Taxes and Related Payables (j)	84,222	140,673	156,867	377,920	147,652	365,296	823,112

Depreciation and Amortization (p)	12,293	12,581	12,771	14,542	14,316	39,917	54,210

Adjusted EBITDA	$1,333,099	$1,267,379	$1,856,684	$2,722,176	$2,166,450	$4,549,764	$8,012,689

Notes on pages 26-27.	Blackstone | 25

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:     See pages 34-36, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related Charges, which are excluded from Blackstone’s segment presentation. Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

(b)

This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation. This amount includes amortization of intangibles associated with Blackstone’s investment in Pátria, which was historically accounted for under the equity method. As a result of Pátria’s IPO in January 2021, equity method has been discontinued and there will no longer be amortization of intangibles associated with the investment.

(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)	This adjustment removes Unrealized Performance Allocations.
(e)	This adjustment removes Unrealized Performance Allocations Compensation.
(f)

This adjustment removes Unrealized Principal Investment Income (Loss) on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					LTM
($ in thousands)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21	1Q’22
GAAP Unrealized Principal Investment Income (Loss)	$639,315	$328,835	$183,754	$304,297	$73,961	$1,484,073	$890,847
Segment Adjustment	(215,381)	(224,177)	(186,097)	(150,779)	(47,203)	(545,271)	(608,256)
Unrealized Principal Investment Income (Loss)	$423,934	$104,658	$(2,343)	$153,518	$26,758	$938,802	$282,591

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents (1) the add back of Other Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of certain Transaction-Related Charges.

	QTD					LTM
($ in thousands)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21	1Q’22
GAAP Other Revenue	$60,304	$27,896	$64,187	$50,699	$72,869	$(331,018)	$215,651
Segment Adjustment	(31)	(26)	(78)	(66)	(50)	(553)	(220)
Other Revenues	$60,273	$27,870	$64,109	$50,633	$72,819	$(331,571)	$215,431

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(j)  Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 34 for the full definition of Taxes and Related Payables.

	QTD					LTM
($ in thousands)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21	1Q’22
Taxes	$69,609	$127,809	$140,548	$365,109	$124,645	$313,904	$758,111
Related Payables	14,613	12,864	16,319	12,811	23,007	51,392	65,001
Taxes and Related Payables	$84,222	$140,673	$156,867	$377,920	$147,652	$365,296	$823,112

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(k)   This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					LTM
($ in thousands)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21	1Q’22
GAAP Interest and Dividend Revenue	$31,412	$31,017	$35,048	$63,166	$54,485	$121,559	$183,716
Segment Adjustment	-	1,914	487	-	-	2,366	2,401
Interest and Dividend Revenue	$31,412	$32,931	$35,535	$63,166	$54,485	$123,925	$186,117

GAAP Interest Expense	$44,983	$44,322	$52,413	$56,550	$66,747	$169,501	$220,032
Segment Adjustment	(643)	(190)	(640)	(163)	(145)	(1,679)	(1,138)
Interest Expense	$44,340	$44,132	$51,773	$56,387	$66,602	$167,822	$218,894
Net Interest and Dividend Income (Loss)	$(12,928)	$(11,201)	$(16,238)	$6,779	$(12,117)	$(43,897)	$(32,777)

(l) This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)  This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)  This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.

(p)  This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD
	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22
GAAP Shares of Common Stock Outstanding	690,569,563	691,093,463	693,612,698	704,339,774	707,180,830
Unvested Participating Common Shares	20,495,980	29,381,076	27,756,700	27,697,423	27,363,032
Total Participating Common Shares	711,065,543	720,474,539	721,369,398	732,037,197	734,543,862
Participating Partnership Units	490,716,529	487,276,882	483,553,949	468,446,388	467,375,889
Distributable Earnings Shares Outstanding	1,201,782,072	1,207,751,421	1,204,923,347	1,200,483,585	1,201,919,751

Disclosure of Weighted-Average Shares Common Stock Outstanding

	QTD					LTM
	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21	1Q’22

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	709,033,212	721,141,954	722,229,117	726,445,206	734,327,015	702,549,444	726,003,755

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	879,132	123,226	203,982	226,315	639,900	445,528	427,485

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	709,912,344	721,265,180	722,433,099	726,671,521	734,966,915	702,994,972	726,431,240

Blackstone | 27

BLACKSTONE’S FIRST QUARTER 2022 GAAP BALANCE SHEET RESULTS

($ in thousands) (unaudited)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22

Assets

Cash and Cash Equivalents	$2,862,422	$2,467,444	$5,011,433	$2,119,738	$3,868,567

Cash Held by Blackstone Funds and Other	109,285	109,676	113,731	79,994	110,648

Investments	17,943,309	22,163,322	25,104,195	28,665,043	30,068,474

Accounts Receivable	975,610	582,542	496,265	636,616	517,465

Due from Affiliates	3,015,318	3,159,829	3,718,119	4,656,867	4,004,359

Intangible Assets, Net	340,478	321,780	303,082	284,384	265,686

Goodwill	1,890,185	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	434,475	556,714	538,567	492,936	422,786

Right-of-Use Assets	736,633	723,539	745,886	788,991	868,437

Deferred Tax Assets	1,402,271	1,322,144	1,116,612	1,581,637	1,327,454

Total Assets	$29,709,986	$33,297,192	$39,038,092	$41,196,408	$43,344,078

Liabilities and Equity

Loans Payable	$5,573,965	$5,594,648	$7,527,576	$7,748,163	$8,937,456

Due to Affiliates	1,161,775	1,226,504	1,426,209	1,906,098	1,881,054

Accrued Compensation and Benefits	4,376,226	5,789,662	7,399,559	7,905,070	8,140,773

Securities Sold, Not Yet Purchased	33,160	35,783	35,657	27,849	27,278

Repurchase Agreements	58,050	57,247	36,545	57,980	77,289

Operating Lease Liabilities	842,692	841,152	863,020	908,033	986,073

Accounts Payable, Accrued Expenses and Other Liabilities	838,930	1,205,182	871,661	937,169	1,053,128

Total Liabilities	12,884,798	14,750,178	18,160,227	19,490,362	21,103,051

Redeemable Non-Controlling Interests in Consolidated Entities	65,546	65,568	66,824	68,028	41,430

Equity

Common Stock, $0.00001 par value (707,180,830 shares issued and outstanding as of March 31, 2022)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of March 31, 2022)	—	—	—	—	—

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of March 31, 2022)	—	—	—	—	—

Additional Paid-in-Capital	6,446,829	6,282,600	6,037,628	5,794,727	5,879,796

Retained Earnings	1,408,768	2,133,794	3,031,765	3,647,785	3,805,918

Accumulated Other Comprehensive Loss	(11,454)	(10,245)	(15,357)	(19,626)	(25,754)

Non-Controlling Interests in Consolidated Entities	4,390,594	4,860,442	5,638,612	5,600,653	5,747,698

Non-Controlling Interests in Blackstone Holdings	4,524,898	5,214,848	6,118,386	6,614,472	6,791,932

Total Equity	16,759,642	18,481,446	20,811,041	21,638,018	22,199,597

Total Liabilities and Equity	$29,709,986	$33,297,192	$39,038,092	$41,196,408	$43,344,078

See page 29, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22

Investments of Consolidated Blackstone Funds	$1,459,804	$1,871,269	$2,104,705	$2,018,829	$2,045,156

Equity Method Investments

Partnership Investments	4,676,341	4,916,675	5,303,334	5,635,212	5,858,926

Accrued Performance Allocations	9,367,251	12,101,142	15,063,648	17,096,873	17,661,244

Corporate Treasury Investments	1,726,285	2,440,325	1,520,426	658,066	916,510

Other Investments	713,628	833,911	1,112,082	3,256,063	3,586,638

Total GAAP Investments	17,943,309	22,163,322	25,104,195	28,665,043	30,068,474

Accrued Performance Allocations - GAAP	$9,367,251	$12,101,142	$15,063,648	$17,096,873	$17,661,244

Impact of Consolidation (a)	1	1	1	1	1

Due from Affiliates - GAAP (b)	56,274	59,304	59,669	260,993	112,194

Less: Net Realized Performance Revenues (c)	(269,426)	(261,760)	(416,336)	(1,294,884)	(743,772)

Less: Accrued Performance Compensation - GAAP (d)	(3,952,253)	(5,137,933)	(6,395,903)	(7,324,906)	(7,483,337)

Net Accrued Performance Revenues	$5,201,847	$6,760,754	$8,311,079	$8,738,077	$9,546,330

Corporate Treasury and Other Investments - GAAP (e)	$2,439,913	$3,274,236	$2,632,508	$3,914,129	$4,503,148

Impact of Consolidation (a)	142,187	176,320	178,407	144,354	140,905

Other Assets (f)	766,285	479,591	580,641	797,843	379,768

Other Liabilities (g)	(61,599)	(494,119)	(169,863)	(94,314)	(66,065)

Corporate Treasury and Other Investments - Deconsolidated (h)	$3,286,786	$3,436,028	$3,221,693	$4,762,012	$4,957,756

Partnership Investments - GAAP	$4,676,341	$4,916,675	$5,303,334	$5,635,212	$5,858,926

Impact of Consolidation (i)	(2,923,029)	(3,091,175)	(3,459,004)	(3,552,599)	(3,623,881)

GP/Fund Investments - Deconsolidated	$1,753,312	$1,825,500	$1,844,330	$2,082,613	$2,235,045

Loans Payable - GAAP	$5,573,965	$5,594,648	$7,527,576	$7,748,163	$8,937,456

Impact of Consolidation (j)	(100)	(99)	(100)	(101)	—

Outstanding Debt - Carrying Value	5,573,865	5,594,549	7,527,476	7,748,062	8,937,456

Unamortized Discount	85,635	84,151	109,524	107,438	122,594

Outstanding Debt (at par) - Deconsolidated	$5,659,500	$5,678,700	$7,637,000	$7,855,500	$9,060,050

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	Effective 3Q’21, Corporate Treasury includes Other Investments and has been renamed to Corporate Treasury and Other Investments. Prior periods have been recast to reflect the revised classification.
(f)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(g)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(h)

Deconsolidated Other Investments was $3.5 billion as of March 31, 2022, which was comprised of $1.1 billion of liquid investments and $2.4 billion of illiquid investments. The liquid portion of Other Investments relates to public equity securities, which may include equity securities subject to lockup periods, and other investments held by Blackstone that can be easily converted to cash.

(i)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(j)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 29

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

($ in thousands)	QTD					LTM

	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21	1Q’22

Management and Advisory Fees, Net

GAAP	$1,177,815	$1,212,549	$1,320,795	$1,459,548	$1,475,936	$4,335,532	$5,468,828

Segment Adjustment (a)	390	193	(720)	(3,328)	(2,568)	13,271	(6,423)

Total Segment	$1,178,205	$1,212,742	$1,320,075	$1,456,220	$1,473,368	$4,348,803	$5,462,405

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	36,124	33,207	48,206	136,454	104,489	162,624	322,356

Investment Income - Realized Performance Allocations	534,367	808,620	1,522,495	2,787,970	1,766,386	2,472,837	6,885,471

GAAP	$570,491	$841,827	$1,570,701	$2,924,424	$1,870,875	$2,635,461	$7,207,827

Total Segment

Less: Realized Performance Revenues	(401,323)	(792,938)	(1,497,477)	(1,191,374)	(1,312,810)	(2,100,083)	(4,794,599)

Segment Adjustment (b)	-	-	89	824	-	-	913

Total Segment	$169,168	$48,889	$73,313	$1,733,874	$558,065	$535,378	$2,414,141

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	542,638	507,104	536,199	576,032	656,505	1,921,714	2,275,840

Incentive Fees Compensation	13,325	14,431	21,007	49,349	41,019	51,228	125,806

Realized Performance Allocations Compensation	213,027	347,423	631,632	1,119,911	717,601	983,834	2,816,567

GAAP	$768,990	$868,958	$1,188,838	$1,745,292	$1,415,125	$2,956,776	$5,218,213

Total Segment

Less: Realized Performance Compensation	(150,924)	(338,271)	(619,074)	(449,301)	(519,120)	(793,969)	(1,925,766)

Less: Equity-Based Compensation - Fee Related Compensation	(141,674)	(119,491)	(127,442)	(162,656)	(200,387)	(382,456)	(609,976)

Less: Equity-Based Compensation - Performance Compensation	(2,598)	(1,931)	(1,812)	(1,933)	(1,158)	(8,111)	(6,834)

Segment Adjustment (c)	(28,684)	(33,880)	(21,029)	(23,368)	(23,989)	(176,824)	(102,266)

Total Segment	$445,110	$375,385	$419,481	$1,108,034	$670,471	$1,595,416	$2,573,371

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$185,122	$205,057	$217,995	$309,673	$240,674	$739,338	$973,399

Segment Adjustment (d)	(23,698)	(22,879)	(23,053)	(54,540)	(26,576)	(93,582)	(127,048)

Total Segment	$161,424	$182,178	$194,942	$255,133	$214,098	$645,756	$846,351

Realized Performance Revenues

GAAP

Incentive Fees	36,124	33,207	48,206	136,454	104,489	162,624	322,356

Investment Income - Realized Performance Allocations	534,367	808,620	1,522,495	2,787,970	1,766,386	2,472,837	6,885,471

GAAP	$570,491	$841,827	$1,570,701	$2,924,424	$1,870,875	$2,635,461	$7,207,827

Total Segment

Less: Fee Related Performance Revenues	(169,168)	(48,889)	(73,313)	(1,733,874)	(558,065)	(535,378)	(2,414,141)

Segment Adjustment (b)	-	-	89	824	-	-	913

Total Segment	$401,323	$792,938	$1,497,477	$1,191,374	$1,312,810	$2,100,083	$4,794,599

Blackstone | 30

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

($ in thousands)	QTD					LTM

	1Q’21	2Q’21	3Q’21	4Q’21	1Q’22	1Q’21	1Q’22

Realized Performance Compensation
GAAP
Incentive Fee Compensation	$13,325	$14,431	$21,007	$49,349	$41,019	$51,228	$125,806
Realized Performance Allocations Compensation	213,027	347,423	631,632	1,119,911	717,601	983,834	2,816,567
GAAP	$226,352	$361,854	$652,639	$1,169,260	$758,620	$1,035,062	$2,942,373
Total Segment
Less: Fee Related Performance Compensation (e)	(72,830)	(21,652)	(31,753)	(718,026)	(238,342)	(232,982)	(1,009,773)
Less: Equity-Based Compensation - Performance Compensation	(2,598)	(1,931)	(1,812)	(1,933)	(1,158)	(8,111)	(6,834)
Total Segment	$150,924	$338,271	$619,074	$449,301	$519,120	$793,969	$1,925,766

Realized Principal Investment Income
GAAP	$355,038	$152,060	$325,414	$171,310	$285,104	$697,971	$933,888
Segment Adjustment (f)	(56,882)	(88,928)	(174,404)	(95,842)	(128,009)	(261,172)	(487,183)
Total Segment	$298,156	$63,132	$151,010	$75,468	$157,095	$436,799	$446,705

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)
GAAP
Interest and Dividend Revenue	31,412	31,017	35,048	63,166	54,485	121,559	183,716
Interest Expense	(44,983)	(44,322)	(52,413)	(56,550)	(66,747)	(169,501)	(220,032)
GAAP	$(13,571)	$(13,305)	$(17,365)	$6,616	$(12,262)	$(47,942)	$(36,316)
Segment Adjustment (g)	643	2,104	1,127	163	145	4,045	3,539
Total Segment	$(12,928)	$(11,201)	$(16,238)	$6,779	$(12,117)	$(43,897)	$(32,777)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 1). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related Charges.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related Charges that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of amortization of transaction-related intangibles, (2) removal of certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 31

NOTES

Notes to page 1 - Blackstone’s First Quarter 2022 GAAP Results

▪	Income (Loss) Before Provision (Benefit) for Taxes Margin is calculated by dividing Income (Loss) Before Provision (Benefit) for Taxes by Total Revenues.

Notes to page 2 - Blackstone’s First Quarter 2022 Highlights

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

Notes to page 4 – Summary of Financials

▪	Effective 1Q’22, the BREIT performance revenues crystallize quarterly instead of annually. If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the current and prior year LTM periods, FRE would have been $4,375 million, $2,725 million, and $823 million for 1Q’22 LTM, 1Q’21 LTM, and 1Q’21 QTD respectively and Segment DE would have been $7,691 million, $4,468 million, and $1,371 million for 1Q’22 LTM, 1Q’21 LTM, and 1Q’21 QTD respectively and there would have been no impact to Income (Loss) before Taxes for 1Q’22 LTM, 1Q’21 LTM, and 1Q’21 QTD. This change only affects the timing of realization and not the total amount of net performance revenues recognized; the impact decreases unrealized performance allocations and unrealized performance allocations compensation for the periods, offset by increases to realized fee related performance revenues and realized fee related performance compensation.

Notes to page 5 - Investment Performance and Net Accrued Performance Revenues

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation and BPP appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	The BPS Composite gross and net returns are based on the BAAM Principal Solutions (“BPS”) Composite, which includes only BAAM-managed commingled and customized multi-manager funds and accounts and does not include BAAM’s individual investor solutions (liquid alternatives), strategic capital (seeding and GP minority stakes), strategic opportunities (co-invests), and advisory (non-discretionary) platforms, except for investments by BPS funds directly into those platforms. BAAM-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the BPS Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BAAM would have made the same mix of investments in a stand-alone fund/account. The BPS Composite is not an investible product and, as such, the performance of the BPS Composite does not represent the performance of an actual fund or account.

Blackstone | 32

NOTES – (CONT’D)

Notes to page 5 – Investment Performance and Net Accrued Performance Revenues (Cont’d)

▪	Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based lending funds are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

Notes to page 16 – Assets Under Management - Rollforward

▪	In 2Q’21, the methodology for Total AUM was updated to exclude permanent fund level leverage where the intended use is not for investing purposes. These methodology changes resulted in a one-time adjustment to the LTM market activity of $(1.8) billion for Real Estate. Funds without an adjustment were either already applying the methodology in reporting Total AUM or the update was not applicable.

Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Hedge Fund Solutions, and Credit & Insurance, which were $731 million, $940 million, $209 million, and $354 million, respectively, as of March 31, 2022. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 23, Share Summary).

Notes to page 22 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 23, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $169 million for 1Q’22 and $583 million for 1Q’22 LTM.

Blackstone | 33

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related Charges. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

-

Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

-	Total Segment Revenues and Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

-

Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

-

Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related Charges where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

Blackstone | 34

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

-

Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

-

Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

-

Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

-

Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

-

Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a compensation program that commenced in 2Q’21. The expectation is that for the full year 2022, Fee Related Compensation will be decreased by the total amount of additional Performance Compensation awarded for the year. In 1Q’22 the increase to Realized Performance Compensation was less than the decrease to Fee Related Compensation, which favorably impacted Distributable Earnings for the quarter. These changes to Performance Compensation and Fee Related Compensation are not expected to impact Distributable Earnings for the full year.

▪	Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

Blackstone | 35

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of the novel coronavirus (“COVID-19”), as well as those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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